EXHIBIT 16.1

May 08, 2025 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: COMPANHIA SIDERÚRGICA NACIONAL

Dear Sir or Madam:

We have read the Form 6-K of COMPANHIA SIDERÚRGICA NACIONAL dated May 08, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON AUDITORES INDEPENDENTES LTDA